Exhibit 99.1

XpresSpa Group Announces Expansion of Health and Wellness Services Beyond COVID-19 Testing

- Rapid Flu/ Rapid Strep/ Rapid Mono Tests and Flu Vaccinations Now Offered as XpresCheck™ Continues to Expand Services -

NEW YORK, October 26, 2020 – XpresSpa Group, Inc. (Nasdaq: XSPA) (“XpresSpa” or the “Company”), a health and wellness company, announced today it has expanded its testing services beyond COVID-19, as XpresCheck now offers additional rapid testing services for other communicable diseases that include influenza, mononucleosis and group A streptococcus, supporting the health and wellbeing of airport and airlines employees and the traveling public. XpresCheck is also now offering this season’s 2020/21 flu vaccination as well as a quadrivalent high-dose flu vaccine recommended for seniors.

“We will continue to be on the forefront of Travel Health and Wellness. This pandemic is prompting people to change the way they think about their health when traveling, paving the way for this new industry segment in a post COVID-19 world. People are more focused on preventative measures and staying safe when it comes to air travel. There’s a new level of awareness surrounding individual health, and wanting to ensure people are fit to travel,” said Doug Satzman, XpresSpa CEO. "XpresCheck is capitalizing on its existing infrastructure to provide essential services at airports by leveraging our resources to help in the fight against COVID-19 and by becoming the first airport coronavirus testing company. The simple administration of flu vaccinations paves the way for future COVID-19 vaccinations when they are approved and readily available in the market.”

Current COVID-19 testing options include a rapid molecular COVID-19 test, the Polymerase Chain Reaction (PCR) Test, and the Blood Antibody Test. These services are available to all airport employees, including airline employees, contractors and workers, concessionaires and their employees, TSA officers, and U.S. Customs and Border Protection (CPB) agents, as well as airline passengers. All insurance plans are accepted outside of network and all patient information remains private and HIPAA-compliant.

Upon FDA approval of a COVID-19 vaccine and availability, XpresCheck’s medical staff of state licensed physicians and nurses hope to be able to administer it to airport employees and travelers as well in the future.

About XpresSpa Group, Inc.

XpresSpa Group, Inc. (Nasdaq: XSPA) is a leading global health and wellness holding company. XpresSpa Group’s core asset, XpresSpa, is a leading airport retailer of spa services and related health and wellness products, with 50 locations in 25 airports globally. Through its XpresTest, Inc. subsidiary, the Company also provides COVID-19 screening and testing under its XpresCheck™ brand at JFK International Airport and Newark Liberty International Airport. To learn more about XpresSpa Group, visit: www.XpresSpaGroup.com. To learn more about XpresSpa, visit www.XpresSpa.com. To learn more about XpresCheck, visit www.XpresCheck.com.

Exhibit 99.1

Forward-Looking Statements

This press release may contain "forward-looking" statements within the meaning of Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934. These include statements preceded by, followed by or that otherwise include the words "believes," "expects," "anticipates," "estimates," "projects," "intends," "should," "seeks," "future," "continue," or the negative of such terms, or other comparable terminology. In particular, these statements include, without limitation, statements about our expectations relating to our new XpresCheck™ concept, being able to expand testing to other communicable diseases as well as administer vaccinations for the seasonal flu, our positioning to be part of the national rollout of a COVID-19 vaccination when it becomes available (including whether such vaccination becomes available in the near term or at all), the degree to which our public testing model assists passengers meet testing requirements in select states and countries, our ability to identify and gain access to the latest and best COVID-19 testing methodologies and equipment, and our ability further expand our initial sites, including at JFK International Airport and Newark Liberty International Airport, and our overall ability to manage the regulatory challenges associated with this business line. Forward-looking statements relating to expectations about future results or events are based upon information available to XpresSpa Group as of today's date and are not guarantees of the future performance of the company, and actual results may vary materially from the results and expectations discussed. Additional information concerning these and other risks is contained in XpresSpa Group’s most recently filed Annual Report on Form 10-K, Quarterly Report on Form 10-Q, recent Current Reports on Form 8-K and other Securities and Exchange Commission filings. All subsequent written and oral forward-looking statements concerning XpresSpa Group, or other matters and attributable to XpresSpa Group or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above. XpresSpa Group does not undertake any obligation to publicly update any of these forward-looking statements to reflect events or circumstances that may arise after the date hereof.

Media:

Julie Ferguson

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(312) 385-0098